U.S. SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT : August 29, 2008

COMMISSION FILE NUMBER: 000-21268

MineCore International, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

84-1023321
(I.R.S.EMPLOYER IDENTIFICATION NUMBER)

520 SE 5th Avenue, Suite 1508
Fort Lauderdale, Florida, 33301
TELEPHONE: 954-463-1417
FAX 954-728-8896
(ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 28, 2008, MineCore International, Inc. received written notification that Mr. Tomaz Klingberg has resigned as Director of MineCore International, Inc. for health reasons.  The resignation was accepted when received.  There have been no disagreements between Mr. Klingberg and the Company on any matter relating to its operations, policies or practices.  The Company has provided Mr. Klingberg with a copy of the disclosures it is making herein no later than the day this Report on Form 8K is filed with the Commission.  The Company has provided Mr. Klingberg with the opportunity to furnish the Company, as promptly as possible, a letter stating whether he agrees with the statements made, and if not, stating in what respects he disagrees.  To date, no letter has been received.  Any letter received will be filed as an exhibit to an amended Report within two business days of receipt of such letter.

SIGNATURES

                PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

DATED: August 29, 2008

MINECORE INTERNATIONAL, INC. BY: /S/ Jerry G. Mikolajczyk —————————————— Jerry G. Mikolajczyk Chief Operating Officer